CERTIFICATION

           Daniel E. Hutner, Chief Executive Officer, and Judith Seltmann, Chief Financial Officer of Avalon Capital, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

           1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

           2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                    Chief Financial Officer
Avalon Capital, Inc.                       Avalon Capital, Inc.


/s/  DANIEL E. HUTNER                     /s/  JUDITH SELTMANN
   -------------------------            ------------------------------------
   Daniel E. Hutner                            Judith Seltmann
   Date:November 17, 2003                   Date: November 17, 2003
     -----------------------               ---------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Avalon Capital, Inc. and will be retained by Avalon Capital, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.